UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-1/A

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                               GREENSTART, INC.
	    ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)



            		NEVADA                    26-0678509
	    -------------------------------    -------------------
	    (State or Other Jurisdiction of    (I.R.S. Employer
	     Incorporation or Organization)    Identification No.)


                            307 W. 200 S. STE. 3006
                           SALT LAKE CITY,  UT 84101
	      ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                 (801) 532-6800
			  ---------------------------
                          (Issuer's telephone number)


                               Jason F. Griffith
                            Chief Executive Officer
                           30-7 W. 200 S. Ste. 3006
                           Salt Lake City, UT 84101
                                (801) 532-6800
	    ---------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)



  Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.


Large accelerated filer    [ ]
Accelerated filer  	   [ ]
Non-accelerated filer      [ ] (Do not check if a smaller reporting company)
Smaller reporting company  [ ]


                        CALCULATION OF REGISTRATION FEE

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TITLE OF CLASS OF			   AMOUNT TO BE    PROPOSED    PROPOSED            AMOUNT OF
SECURITIES TO BE REGISTERED                REGISTERED      MAXIMUM     MAXIMUM AGGREGATE   REGISTRATION
                                           		   OFFERING    OFFERING PRICE(2)   FEE(3)
                                                           PRICE PER
                                                           UNIT (1)
---------------------------		   ------------	   ---------   -----------------   ------------
Common Stock, par value $0.001                1,016,704    $     .25   $         254,176   $       9.99

Total                                         1,016,704    $     .25   $         254,176   $       9.99




(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(e). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined based upon the best estimate by the registrant's board of directors as to the value of such shares.

(2) Includes $254,176 as the assumed value of the shares to be issued in the Rescission Offer

(3)  Calculated  by  multiplying  the  proposed  aggregate  offering  price  by
$0.00003930


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

PROSPECTUS DATED NOVEMBER __, 2008

                               GREENSTART, INC.

                               RESCISSION OFFER

                       1,016,704 SHARES OF COMMON STOCK

This Prospectus covers a maximum of 1,016,704 shares of Common Stock (the "Rescission Shares") of GreenStart, Inc., a Nevada corporation
(the "Company") which the Company and Granite Energy, Inc., a Nevada corporation ("Granite") are offering to stockholders of Granite (the "Rescission Offer"). Granite holds 3,483,296 (77%) of the 4,500,000 issued and outstanding shares of the Company. The Rescission Shares are being offered by the Company and Granite to Granite stockholders at the request of the Staff of the U.S. Securities and Exchange Commission ("SEC"), in exchange for 1,016,704 shares of restricted Common Stock of the Company (the "Dividend Shares") previously distributed to these same stockholders of Granite as a stock dividend on or about October 15, 2007. No consideration was received either by the Company or Granite for the Dividend Shares and none will be received by Granite for issuance of the Rescission Shares. The only consideration to be received by the Company for the issuance of the Rescission Shares will be the Dividend Shares furnished by Granite stockholders in the exchange. The Rescission Offer is being made on a pro-rata basis to each Granite stockholder as of a Record Date of October 15, 2007, in a ratio of one
(1) share of the Rescission Shares Common Stock for every one (1) share of the Dividend Shares Common Stock they hold, for a total of 1,016,704 shares. Each Dividend Share received in exchange will be cancelled by the Company upon the issuance of the corresponding Rescission Share Common Stock

Granite stockholders will not be required to pay for the Rescission Shares Common Stock that they receive in the Rescission Offer. The original dividend and the present Rescission Offer are intended to be tax-free to the holders of Granite Common Stock for U.S. federal income tax purposes.



The Company's Common Stock is not currently traded or quoted on any public market. Management of the Company is currently in the process of filing a Form 211 with NASD and has filed a Form 10-12(g) with the Securities Exchange Commission.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER.

YOU SHOULD READ THIS ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is November __, 2008


                               TABLE OF CONTENTS

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                                                                                        PAGE

PART I

Prospectus Summary                                                                         5
Rescission Offer  Summary of the Rescission Offer                                          8
Procedure for Acceptance
Risk Factors                                                                              12
Use of Proceeds                                                                           15
Determination of Offering Price                                                           15
Dilution                                                                                  16
Management's Discussion and Analysis of Financial Condition and Results of Operations     16
Business                                                                                  17
Properties                                                                                18
Legal Proceedings                                                                         18
Market for Common Equity and Related Stockholder Matters                                  18
Dividends                                                                                 18
Security Ownership of Certain Beneficial Owners and Management                            19
Directors, Executive Officers, Promoters and Control Persons                              19
Executive Compensation                                                                    21
Disclosure of Commission Position on Indemnification for Securities Act Liabilities       22
Certain Relationships and Related Party Transactions                                      23
Plan of Distribution                                                                      23
Description of Securities                                                                 24
Changes in and Disagreements with Accountants                                             24
Legal Matters                                                                             24
Experts                                                                                   24
Available Information                                                                     24
Financial Statements                                                                      F-1

PART II                                                                                   25

Indemnification of Officers and Directors                                                 26
Recent Sales of Unregistered Securities                                                   26
Signatures                                                                                27
Exhibits                                                                                  27


                                    PART I

                             ABOUT THIS PROSPECTUS

This Prospectus is related to a Rescission Offer of 1,016,704 shares of the Company's Common Stock (the "Rescission Shares") to stockholders of Granite who hold shares of the Company previously received as a stock dividend (the "Dividend Shares"). Granite stockholders who tender their Dividend Shares will receive one (1) new Rescission Share for each Dividend Share. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Common Stock. This Prospectus will be updated and updated prospectuses will be made available for delivery to the extent required by the federal securities laws. You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

No  person  is  authorized  in  connection  with this Prospectus  to  give  any information  or  to  make  any  representations  about  us,  the  holders,  the securities or any matter discussed in this Prospectus, other than the information and representations contained in this Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any distribution of securities in accordance with this Prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this Prospectus. This Prospectus will be updated and updated prospectuses will be made available for delivery to the extent required by the federal securities laws.

                              PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire Prospectus, including "Risk Factors" and the consolidated financial statements and the related notes before making an investment decision. Except as otherwise specifically stated or unless the context otherwise requires, the "Company," "we," "our" and "us" refers collectively to GreenStart, Inc.

                                  THE COMPANY

GreenStart, Inc. (the "Company") was incorporated in Nevada on June 12, 2007 for the purpose of managing alternative energy technologies and patents. The Company intends to develop and commercialize its patented technologies which are capable of producing large volumes of energy, (syngas, dimethyl ether, fuels) from garbage, sewage sludge and animal waste products.

GENERAL DISCUSSION OF OPERATIONS

From inception in June of 2007, the Company has had limited operations; we are a development stage company. The Company has a very limited operating history with comparatively limited assets and cash resources.

The Company currently has one full time employee, Morris K. Ebeling, Jr., President/Chairman, and contracts the services of consultants in the various areas of expertise as required. Of the two officers of the Company, Mr. Ebeling, Jr., President and Chairman, is the only officer who devotes 100% of his time to the day-to-day operations of the Company. Mr. Griffith, Chief Executive Officer and Chief Financial Officer of the Company, currently devotes no more than 10% of his time to the operations of the Company.

The way in which the business currently operates is as follows:

The Company's President, Morris K. Ebeling, Jr., currently manages the day-to-day operations of the Company. He is responsible for the negotiation of contracts, oversees the design, marketing and implementation of the products and processes, and manages licenses, patents, and other intangible assets of the Company. In addition, Mr. Ebeling, Jr. researches financing and investors for the Company and oversees research and development.

The Company's CEO and CFO, Jason F. Griffith, is responsible for implementing strategic goals and objectives of the Company. He is also in charge of managing the financial risks of the Company, financial planning, accounting records, SEC filings, reviewing financial data, reporting financial performance, preparing budgets, and monitoring expenditures and costs.

The amount of time devoted to the Company currently by employees is due to the limited operations and resources of the Company. However, the Company feels the time devoted to operations is enough to cover the current operational requirements.

The Company has associated itself with Petersen, Inc., Precision Engineering, Alan Neves, and Grover Rich Brockbank to help with the processes. Petersen, Inc. will provide all engineering, certification, fabrication, installation, optimization and procedures required to bring these new technologies to the marketplace. We also anticipate that Precision Engineering will write the software and develop the automated control process. Mr. Neves, our Chief Engineer, with the assistance of Mr. Brockbank, Chief Operations Engineer, will be responsible for the overall design development, distribution, and maintenance of the projects.

The Company's website address is http://www.greenstartenergy.com

GOVERNMENTAL REGULATION

GENERAL. The Company is subject to federal, state and local laws and regulations governing environmental quality and pollution control. It is anticipated that, absent the occurrence of an extraordinary event, compliance with existing federal, state and local laws, rules and regulations concerning the protection of the environment and human health will not have a material effect upon the Company, capital expenditures, or earnings. The Company cannot predict what effect additional regulation or legislation, enforcement policies thereunder and claims for damages for injuries to property, employees, other persons and the environment resulting from the Company's operations. The Company's operations related to the creation of Gasifier units and alternative energy are subject to environmental regulation by state and federal authorities including the Environmental Protection Agency ("EPA"). This regulation has not increased the cost of planning, designing, drilling, operating to date. Although the Company believes that compliance with environmental regulations will not have a material adverse effect on its operations or results of these operations, there can be no assurance that significant costs and liabilities, including criminal penalties, will not be incurred. Moreover, it is possible that other developments, including stricter environmental laws and regulations, and claims for damages for injuries to property or persons resulting from the Company's activities could result in substantial costs and liabilities.

OSHA. In the conduct of its activities the Company and its operations will be subject to the requirements of the federal Occupational Safety and Health Act ("OSHA") and comparable state statutes. The OSHA hazard communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and similar state statutes require us to organize information about hazardous materials used, released or produced in its operations. Certain of this information must be provided to employees, state and local governmental authorities and local citizens. The Company is also subject to the requirements and reporting set forth in OSHA workplace standards.

OPERATIONS. (SEE ALSO MANAGEMENT DISCUSSION AND ANALYSIS)

The Registrant has had limited prior operations to date. Since the Registrant's principal activities to date have been limited to organizational activities, research and development, and prospect development, it has no record of any revenue-producing operations.

DESCRIPTION OF BUSINESS.

PRINCIPAL PRODUCTS AND THEIR MARKETS

GreenStart, Inc. intends to market and lease its Gasifier units created by its patented technologies.

Stratified Downdraft Gasifiers: Gasification utilizes virtually any carbon-containing material to produce a gaseous product called "SynGas." This SynGas (made up primarily of Hydrogen and Carbon Monoxide) can be used in many ways, including the production of electricity, chemicals, fuels, hydrogen, and as a source of substitute natural gas. Possible feedstock includes petroleum coke and other residue from petroleum processes, biomass, municipal and industrial waste, and coal.

Catalytic Slurry Gas-Sparged Cyclone Reactor: licensed by the University of Utah which converts the Synthesis gas (Syngas) or Natural gas into Dimethyl Ether (DME) which can be further processed by this Reactor to other liquid fuels, plastics or chemicals.

Our systems will be designed and engineered for the intended use and specific requirements of the customer. The combination of these two technologies in conjunction with one another could eliminate the need for future landfills and aid our dependence on foreign oil.

The economics of gasification can be improved by fully utilizing all outlet streams of the process. Sale of value-added by products from waste streams and minimization of waste disposal can substantially improve the economics of gasification processes.

PRODUCTION, PRICES AND COSTS

The Company has limited operations and in accordance with Statement of Accounting Standards No. 7 "Accounting and Reporting by Development Stage Enterprises" is considered to be in the development stage. Therefore, during the first fiscal year, the Company has limited production activity, no revenues, or costs of production.

EMPLOYEES, CONSULTANTS, AND CONTRACTORS

The Company currently has one employee. The management, administration, and investor relations aspects of the Company's business are conducted by Morris K. Ebeling, Jr., President. Other aspects of current operation are completed by consultants and contractors as needed.

RELATIONSHIP WITH GRANITE ENERGY, INC.

Granite is a shareholder of the Company which currently holds 3,483,296 shares of our Common Stock par value $0.001.

OUR CORPORATE INFORMATION

The corporate offices of GreenStart, Inc. are located in Salt Lake City, Utah, at 307 West 200 South, Suite 3006, Salt Lake City, UT 84101. The Company utilizes this space at no cost, as these premises are leased by Granite, the majority shareholder of GreenStart, Inc. The Company does not expect this arrangement to be changed during the next 12 months.

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                             THE RESCISSION OFFER




THE OFFERING

  This Prospectus relates to 1,016,704 shares of newly issued shares (the "Rescission Shares") of Common Stock of the Company which are being offered in rescission of a stock dividend of 1,016,704 restricted shares of Common Stock of the Company previously distributed through a dividend of such shares by Granite to its stockholders as of October 15, 2007 (the "Record Date").


Common stock outstnading prior to Rescission Offer	4,500,000

Rescission Shares offered by the Company		1,016,704

Dividend shares of Common Stock to be acquired in
exchange						1,016,704

Common Stock to be outstanding after the
Rescission Offer					4,500,000


Use of proceeds         				We  will  not  receive any proceeds as  of the
							result of the Rescission Offer.


Risk Factors     					See "Risk Factors" below and other information
							included in this Prospectus for  a  discussion
							of factors you should consider before deciding
							to invest in shares of our Common Stock.

Distributing Company					Granite Energy, Inc., a Nevada corporation.


Issuer          					GreenStart, Inc., a Nevada corporation.

Rescission Offer				        Our offer  is  to  exchange  up  to  1,016,704
							shares of our Common  Stock  covered  by  this
							Prospectus for shares of our restricted Common
							Stock  held  by  these  stockholders.  On  the
							distribution date, the distribution agent will
							begin   distributing  Rescission   Shares   to
							persons  who  were  stockholders  of   Granite
							as of the Record Date who  agree  to  exchange
							the  Dividend  Shares  they  now  hold.   Such
							holders  will  not  be  required  to make  any
							payment.

Ratio           					One (1) Rescission Share will be exchanged for
							one (1) Dividend Share.

Record Date     					October 15, 2007.

Distribution Agent					Interwest Transfer Company, Inc.

Procedure for Acceptance				Granite  stockholders  as  of  the  Rescission
							Offer Record Date will receive a copy of  this
							Prospectus together with a Rescission Election
							Form   and   Instructions   (See  Exhibit  A).
							Stockholders who wish to accept the Rescission
							Offer will  return a copy of the Form together
							with their certificate(s) for  the  Rescission
							Offer  Shares.  If the Rescission Offer Shares
							are  held  in  "street  name"  the  Form  will
							contain instructions to the Company's transfer
                					agent to record electronically the issuance of
							Rescission Shares and cancellation of Dividend
							Shares.  Stockholders  who  do  not  choose to
							exchange  their  Rescission Offer Shares  will
							continue  to  hold  them in restricted form as
                					before.  See `Procedure for Acceptance."

Purpose of the Original Dividend		        The  Boards  of  Directors  of the Company and
							Granite each believes  that the  dividend  and
							the Rescission Offer are in the best interests
							of the Company and Granite shareholders. It is
							expected to enhance the Company's  ability  to
							raise capital and expand our business.




Purpose of the Recission Offer			        We  are  responding  to  a  requirement of the
							SEC to provide Granite stockholders  with  the
							current disclosures included in a registration
							statement  before  receiving a distribution of
							the Company Common Stock

No Trading Market					No public market exists for our Common  Stock,
							although  a  trading market may develop  after
							the  Rescission  Shares  are  distributed  and
							resold by some stockholders.  We  are  in  the
							process of filing an application  to have  our
							Common Stock traded on the OTC Bulletin Board.

Rescission Offer Policy					We currently anticipate that no cash dividends
							will  be  paid on  our  Common  Stock  in  the
							foreseeable  future. Our  board  of  directors
							periodically  will  reevaluate  this  dividend
							policy  taking  into  account   our  operating
							results,  capital  needs,  the  terms  of  our
							existing   financing  arrangements  and  other
							factors.

U.S. Federal Income Tax Consequences			The Rescission Offer is designed by management
							to be tax free to Granite shareholders.


Officers and Directors					Our officers  and  directors  consist  of  the
							following:
                					Morris K. Ebeling, Jr. - President/Chairman,
                					Jason F. Griffith - Chief Executive Officer/
							Chief Financial Officer/Director
                					S. Matthew Schultz - Director


BACKGROUND

The Company is offering to exchange with certain Granite stockholders as of the Record Date up to 1,016,704 shares of its Common Stock covered by a SEC registration statement Granite holds 3,483,296 of the 4,500,000 issued and outstanding shares of the Company Granite will retain its controlling interest in the Company.

The Company's Common Stock is not currently traded or quoted on any public market. Management of the Company is currently in the process of filing a Form 211 with NASD and has filed a Form 10-12(g) with the Securities Exchange Commission.

PLAN OF DISTRIBUTION

The Company, together with Granite , the Company's only shareholder, have determined to exchange the 1,016,704 Rescission Shares of the Company subject to the terms and conditions set forth in this Prospectus. The Rescission Offer will be effected as soon as possible subsequent to the effective date of this Prospectus and compliance with SEC laws and regulations and applicable state corporate and securities laws. The transaction will be effected exclusively by officers and employees of the Company and Granite and no broker dealers will be used. The Rescission Shares will be exchanged with Dividend Shares held by owners of Granite's Common Stock as of the Rescission Offer Record Date. in a ratio of one (1) Rescission Share for every Dividend Share. The remaining 3,483,296 shares of Common Stock of the Company will remain with Granite and they will maintain a controlling interest.

Neither We nor Granite Energy will receive any proceeds from the Rescission Offer. We will pay all expenses of registration incurred in connection with this offering, but the holders will pay all of the selling commissions, brokerage fees and related expenses with respect to their ultimate disposition of their Company shares.

PROCEDURE FOR ACCEPTANCE

GENERAL. If all conditions to the Rescission Offer are satisfied or waived, and subject to the right of the board of directors of the Company to amend, modify, defer or abandon the Rescission Offer at any time prior to the distribution date, the Rescission Offer will be effected by means of an exchange of the Rescission Shares for the Dividend Shares held by stockholders of record of Granite on the Record Date.

DISTRIBUTION AGENT. The distribution agent that has been engaged by the Company for purposes of effecting the Rescission Offer is Interwest Transfer Company, Inc. Interwest Transfer Company, Inc.'s address is 1981 E. Murray-Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, UT 84117 and telephone number is (801) 272-9294.

NUMBER OF SHARES TO BE DISTRIBUTED. Under the terms of this Rescission Offer, for every one (1) Dividend Share, the holder will be entitled to receive one

(1) Rescission Share of our Common Stock. No fractional shares of our Common Stock will be distributed. Fractional shares will be rounded up, and shareholders will receive the next whole share of Common Stock for any fractional shares to which they may be entitled. In order to be entitled to receive shares of our Common Stock in the distribution, Granite stockholders must be stockholders at the close of business on the Record Date. For registered Granite stockholders who elect to accept the Rescission Offer, our transfer agent will credit their Rescission Shares to book-entry accounts established to hold their shares of our Common Stock and debit their accounts for the Dividend Shares. Our distribution agent will send these stockholders a statement reflecting their revised ownership of our Common Stock.

Granite stockholders are not required to pay cash or any other consideration for the shares of our Common Stock that they receive in the Rescission Offer. They will continue to own their shares of Granite Common Stock as well as the Common Stock of our Company The Rescission Offer will not otherwise change the number of, or the rights associated with, outstanding Granite Common Stock.

WHEN AND HOW YOU WILL RECEIVE THE RESCISSION SHARES. Granite will effect the Rescission Offer after market close on the distribution date by releasing the shares of our Common Stock to be distributed in the Rescission Offer to Colonial Stock Transfer, Inc., the Distribution Agent for the Rescission Offer as of 5:00 p.m., New York time, on the tenth day after the Rescission Offer Record Date (the "Distribution Date"). The Distribution Agent will cause the shares of our Common Stock to which Granite stockholders are entitled to be registered in their names. As of that time, they will become the record holders of that number of shares of our Common Stock.

Granite stockholders will receive shares of our Common Stock through delivery of stock certificates representing such shares from the Distribution Agent. The Distribution Agent will begin distributing shares of our Common Stock on or promptly after the Distribution Date. We currently estimate that it will take approximately two weeks from the Distribution Date for the Distribution Agent to complete these mailings.

Holders of Granite Common Stock should not send certificates to us, Granite or the Distribution Agent. After the Rescission Offer, Granite stock certificates will continue to represent the same number of shares of Granite Common Stock as is currently shown on the face of each certificate.

RESULTS OF THERESCISSION OFFER. Immediately after the Rescission Offer, we expect to have approximately 372 holders of record of our Common Stock and approximately 4,500,000 shares of our Common Stock will be outstanding, based on the number of stockholders of record of Granite Common Stock and the number of outstanding shares of Granite Common Stock on the Rescission Offer Record Date.

RESCISSION

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE RESCISSION. The Rescission Offer is designed to be implemented on tax-free basis to the shareholders of Granite.

MODIFICATION OR ABANDONMENT OF THE RESCISSION OFFER. The Rescission Offer may be amended, modified or abandoned at any time prior to the distribution date by the Company's board of directors in its sole discretion. In addition, the Rescission Offer will not be completed unless all conditions have been satisfied or waived by the Company and Granite.

RELATIONSHIP BETWEEN GRANITE ENERGY, INC. AND US AFTER THE RESCISSION. After the Rescission Offer, Granite will continue to hold a controlling ownership interest in our Common Stock.

CONDITIONS PRECEDENT TO THE RESCISSION OFFER. The Company will have the absolute discretion to determine the terms of the Rescission Offer, whether to proceed with the Rescission Offer and the date of the Rescission Offer. Notwithstanding that discretion, there are a number of conditions to the Rescission Offer, including the following:

- The Form S-1 registration statement of which this Prospectus forms a part has become effective under the Securities Act; and this Prospectus has been mailed to the holders of Granite Common Stock;

- All regulatory approvals necessary to consummate the Rescission Offer, if any, have been received and are in full force and effect;

- No  order,  preliminary  or permanent injunction or decree has been issued by
any  court  of  competent  jurisdiction,   and  no  other  legal  restraint  or
prohibition;

ACCESS TO INFORMATION; NONCOMPETITION; CONFIDENTIALITY. Granite and we will agree to afford to one another, and each of our respective accountants, counsel and representatives, reasonable access during normal business hours to all personnel, documents, agreements, books, records, computer data and other data in our respective possession relating to the other party or the business and affairs of the other party (other than data and information subject to an attorney-client or other privilege), to the extent such access is reasonably required by the other party, for audit, accounting, regulatory compliance and disclosure and reporting purposes.

EXPENSES. Except as otherwise set forth in any agreements between Granite and us, we will pay all costs or expenses incurred in connection with the Rescission Offer.

INDEMNIFICATION. We will agree to indemnify and hold harmless Granite from any claims following the Distribution Date arising out of any and all debts, liabilities, assessments, costs and any other obligations of any kind arising from the conduct of our business and any damages associated therewith. Granite will agree to indemnify and hold us harmless from any claims following the Distribution Date arising out of any and all debts, liabilities, assessments, costs and any other obligations of any kind not arising from the conduct of our business.

CHANGES IN OUR MANAGEMENT AND CONTROL. There will be no changes in our management, board of directors or control as a result of the Rescission Offer.

RECORD DATE. The Rescission Offer Record Date is October 15, 2007. Granite stockholders of record as of that date will be entitled to exchange their Dividend Shares for Rescission Shares.

                                 RISK FACTORS

YOU SHOULD CAREFULLY READ AND CONSIDER THE FOLLOWING RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS IN EVALUATING US AND OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED BY ANY OF THESE RISKS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS FACED BY US DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, OTHER INFORMATION INCLUDED IN THIS PROSPECTUS AND INFORMATION CONTAINED IN OUR PERIODIC REPORTS THAT WE WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") FOLLOWING CONSUMMATION OF THE RESCISSION OFFER. THE MATERIAL RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE RELATED TO THIS OFFERING. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED, AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

A LIMITED OPERATING HISTORY COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND FUTURE OPERATIONS.

The Company first incorporated on June 12, 2007. No products have been produced or sold. Because of the limited operating history of the Company, stockholders and the Company face a risk that future activities may be unsuccessful. The Company would then remain unprofitable which would adversely affect our business, financial condition and future operations

LACK OF MANAGEMENT EXPERIENCE IN THE ALTERNATIVE ENERGY INDUSTRY COULD ADVERSELY AFFECT THE COMPANY.

We have created a top management team of experienced and knowledgeable people to operate GreenStart. Some members of Management and the Board of Directors may not have prior experience in the energy industry. Some members do, however, have extensive work experience in the reclamation, environmental industries, energy industries, financial/accounting industries, and business management. The lack of experience in the alternative energy industry may impair Management and the Directors' ability to evaluate and make decisions involving current operations of the Company and any future projects the Company may undertake in the alternative energy industry. Such impairment and lack of experience could adversely affect our business, financial condition and future operations.

AMOUNT OF TIME OFFICERS CAN DEVOTE TO COMPANY OPERATIONS COULD HAVE A MATERIAL ADVERSE AFFECT ON THE COMPANY.

One  of  the  Company's  two  officers, Jason F. Griffith, our Chief  Executive
Officer and Chief Financial Officer is employed by other companies. Mr. Griffith currently devotes approximately 10% of his time to the operations and demands of the Company. If one or more of the officers of the Company could not perform the duties and responsibilities necessary for the success and development of the Company, it could have a material adverse affect on our business, financial condition and both current and future operations.

IF WE EXPERIENCE INCREASED WORKING CAPITAL REQUIREMENTS FROM TIME TO TIME ASSOCIATED WITH OUR BUSINESS, SUCH AN INCREASED DEMAND FOR WORKING CAPITAL COULD ADVERSELY AFFECT OUR ABILITY TO MEET OUR LIQUIDITY NEEDS.

Our operations could require us to utilize large sums of working capital, sometimes on short notice and sometimes without the ability to completely recover the expenditures on a timely basis or at all. If we encounter significant working capital requirements or cash outflows as a result of these or other factors, we may not have sufficient liquidity or the credit capacity to meet all of our cash needs.

IF WE ARE UNABLE TO ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS OR IF OUR INTELLECTUAL PROPERTY RIGHTS BECOME OBSOLETE, OUR COMPETITIVE POSITION COULD BE ADVERSELY IMPACTED.

We utilize a variety of intellectual property rights in our technologies. We view our portfolio of process and design technologies as one of our competitive strengths and we use it as part of our efforts to differentiate our service offerings. We may not be able to successfully preserve these intellectual property rights in the future and these rights could be invalidated, circumvented, or challenged. We license technologies from third parties, there is a risk that our relationships with licensors may terminate or expire or may be interrupted or harmed. If we are unable to protect and maintain our intellectual property rights, or if there are any successful intellectual property challenges or infringement proceedings against us, our ability to differentiate our service offerings could be reduced. In addition, if our intellectual property rights or work processes become obsolete, we may not be able to differentiate our service offerings, and some of our competitors may be able to offer more attractive services to our customers. As a result, our business and revenue could be materially and adversely affected.

THE LOSS OF EXECUTIVE OFFICERS OR KEY EMPLOYEES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

We depend greatly on the efforts of our executive officers and other key employees to manage our operations. The loss or unavailability of any of our executive officers or other key employees could have a material adverse effect on our business.

IF WE ARE UNABLE TO ATTRACT AND RETAIN A SUFFICIENT NUMBER OF AFFORDABLE TRAINED ENGINEERS OUR ABILITY TO PURSUE PROJECTS MAY BE ADVERSELY AFFECTED AND OUR COSTS MAY INCREASE.

Our rate of growth will be confined by resource limitations as competitors and customers compete for increasingly scarce resources. We believe that our success depends upon our ability to attract, develop and retain a sufficient number of affordable trained engineers that can execute our operational strategy. The demand for trained engineers and other skilled workers is currently high. If we are unable to attract and retain a sufficient number of skilled personnel, our ability to pursue projects may be adversely affected and the costs of performing our existing and future projects may increase, which may adversely impact our margins.

WE ARE A NEWLY FORMED, DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY AND NO REVENUES AND, ACCORDINGLY, YOU WILL NOT HAVE ANY BASIS ON WHICH TO EVALUATE OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVE.

We are a recently incorporated development stage company with no operating results to date. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates and may be unable to complete a Business Combination. We will not generate any revenues until, at the earliest, after the consummation of a Business Combination, if at all.

OUR GROWTH IS DEPENDENT ON OBTAINING NEW CONTRACTS

Our strategy is to grow by selling and licensing Gasification systems in addition to owning and operating installations using these systems. Successful implementation of this strategy is conditional on numerous conditions, such as the ability to identify and close sales and there can be no assurance that our expansion strategy can be successfully executed.

UNFAVORABLE CHANGES IN GOVERNMENT REGULATION COULD HARM OUR BUSINESS

Our products and services are subject to various international, federal, state and local laws, regulations and administrative practices affecting our business. Projects using our systems could be delayed or prevented by difficulties in obtaining or maintaining the required approvals, permits or licenses.

We cannot predict the nature of future laws, regulations, interpretations or applications, or determine what effect either additional government regulations or administrative orders, when and if promulgated, or disparate federal, state and local regulatory schemes would have on our business in the future.

GOVERNMENTAL REGULATION, ENVIRONMENTAL RISKS AND TAXES COULD ADVERSELY AFFECT THE COMPANY'S OPERATIONS.

The Company's energy operations in Utah will be subject to regulation by federal and state governments, including environmental laws. To date, the Company has not had to expend significant resources in order to satisfy environmental laws and regulations presently in effect. However, compliance costs under any new laws and regulations that might be enacted could adversely affect the Company's business and increase the costs of planning, designing, and producing our products.

The Registrant is subject to laws and regulations that control the discharge of materials into the environment require removal and cleanup in certain circumstances, require the proper handling and disposal of waste materials or otherwise relate to the protection of the environment. Laws relating to the protection of the environment have in many jurisdictions become more stringent in recent years and may, in certain circumstances, impose strict liability, rendering the Registrant liable for environmental damage without regard to negligence of fault on the part of the Registrant. Such laws and regulations may expose the Registrant to liability for the conduct of, or conditions caused by, others or for acts of the Registrant that were in compliance with all applicable law at the time such acts were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on the business of the Registrant.

OUR  STOCK  IS  CONSIDERED   A  "PENNY  STOCK"  WHICH  COULD  HAVE  AN  ADVERSE
EFFECT  ON   THE   TRADING   MARKET  FOR  THE
COMPANY'S SHARES.

The Company's securities are classified as a "penny stock" based upon their market price and the manner in which they are traded. The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions.

Among these exceptions are shares issued by companies that have:

- net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

- net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

- average annual revenue of at least $6 million for each of the last three years.

The Company does not currently meet the requirements of these exceptions and, therefore, the common shares are deemed penny stocks for purposes of the Exchange Act at any time while the Company's Common Stock trades below $5.00 per share. In such cases, trading in the Company's shares is regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

- deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

- provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

- send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

In addition, as the Company is subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that the Company's shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares. These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. The Company also understands that many brokerage firms discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules. The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for the Company's shares.

WE HAVE NO PLANS TO PAY DIVIDENDS ON OUR COMMON STOCK, AND YOU MAY NOT RECEIVE FUNDS WITHOUT SELLING YOUR COMMON STOCK.

We do not intend to declare or pay dividends on our Common Stock in the foreseeable future. Instead, we generally intend to invest any future earnings in our business. Subject to Nevada law, our board of directors will determine the payment of future dividends on our Common Stock, if any, and the amount of any dividends in light of any applicable contractual restrictions limiting our ability to pay dividends, our earnings and cash flow, our capital requirements, our financial condition, and other factors our board of directors deems relevant. Accordingly, you may have to sell some or all of your Common Stock in order to generate cash flow from your investment. You may not receive a gain on your investment when you sell our Common Stock and may lose the entire amount of your investment.

DILUTION COULD HAVE AN ADVERSE AFFECT ON THE OWNERSHIP OF THE STOCKHOLDER IN THE REGISTRANT.

The Registrant may issue more common shares at prices determined by the board of directors in any private placements or offerings of securities, possibly resulting in dilution of the value of common shares, and, given there is no preemptive right to purchase common shares, if a stockholder does not purchase additional common shares, the percentage share ownership of the stockholder in the Registrant will be reduced.

OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE HAVE MATERIAL WEAKNESSES OR SIGNIFICANT DEFICIENCIES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING IN THE FUTURE.

As a public company we will incur significant legal, accounting, insurance and other expenses. The Sarbanes-Oxley Act of 2002, as well as compliance with other SEC and exchange listing rules, will increase our legal and financial compliance costs and make some activities more time-consuming and costly. Furthermore, SEC rules require that our chief executive officer and chief financial officer periodically certify the existence and effectiveness of our internal control over financial reporting. Our independent registered public accounting firm will be required, beginning with our Annual Report on Form 10-K for our fiscal year ending on December 31, 2008, to attest to our assessment of our internal control over financial reporting.

During the course of our testing, we may identify deficiencies that would have to be remediated to satisfy the SEC rules for certification of our internal controls over financial reporting. As a consequence, we may have to disclose in periodic reports we file with the SEC significant deficiencies or material weaknesses in our system of internal controls. The existence of a material weakness would preclude management from concluding that our internal control over financial reporting is effective, and would preclude our independent auditors from issuing an unqualified opinion that our internal control over financial reporting is effective. In addition, disclosures of this type in our SEC reports could cause investors to lose confidence in our financial reporting and may negatively affect the trading price of our Common Stock. Moreover, effective internal controls are necessary to produce reliable financial reports and to prevent fraud. If we have deficiencies in our disclosure controls and procedures or internal control over financial reporting it may negatively impact our business, results of operations and reputation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This Prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this Prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the Rescission Offer.

DETERMINATION OF OFFERING PRICE

This Prospectus only covers certain shares held by Granite which are presently issued and outstanding and are proposed to be distributed by dividend to its stockholders. As a result, there is no "offering" per se and the determination of the offering price is solely for the purpose of calculating the registration fee payable to the U.S. Securities and Exchange Commission in connection with this Prospectus. Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was arbitrarily determined and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our Common Stock is not listed on a public exchange, we may be filing to obtain a listing on the Over-the-Counter Bulletin Board (OTCBB) concurrently with or shortly after the filing of this Prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that any market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial public offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The Common Stock which is the subject of the Rescission Offer is currently issued. Accordingly, there will be no dilution to our existing shareholders.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PRELIMINARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This discussion contains forward-looking statements. The reader should understand that several factors govern whether any forward-looking statement contained herein will be or can be achieved. Any one of those factors could cause actual results to differ materially from those projected herein. These forward-looking statements include plans and objectives of management for future operations, including plans and objectives relating to the products and the future economic performance of the Company. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development projects, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in any of the forward-looking statements contained herein will be realized. Based on actual experience and business development, the Company may alter its marketing, capital expenditure plans or other budgets, which may in turn affect the Company's results of operations. In light of the significant uncertainties inherent in the forward-looking statements included therein, the inclusion of any such statement should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

INTRODUCTION

GreenStart, Inc. (the "Company") was incorporated on June 12, 2007 in the State of Nevada. The Company is in the alternative energy business and was formed for the purpose of managing certain intangible assets acquired by Granite Energy, Inc. ("Granite"), the Company's majority shareholder (see Note 5). Granite acquired alternative energy technologies and patents in early 2007 and has provided the Company with a license to utilize the rights to that intellectual property. The Company's initial development strategy has been to acquire the technologies and resources needed to create and market a new alternative energy source.

The following is a discussion of the Registrant's financial condition, results of operations, financial resources and working capital. This discussion and analysis should be read in conjunction with the Registrant's financial statements contained in this Form 10SB.

OVERVIEW

(A) RESULTS OF OPERATIONS

REVENUES

We did not realize revenues for the nine months ended September 30, 2008 and period from inception to September 30, 2007.

OPERATING EXPENSES

General and Administrative - General and administrative expenses were $156,920 for the nine months ended September 30, 2008, compared to $18,867 for the period from inception to September 30, 2007, representing a increase of $138,053. The significant increase in general and administrative expense reflects the increase in activities after the first full quarter since inception.

Research & Development - Research and development expenses were $364,435 for the nine months ended September 30, 2008, compared to $0 for the period from inception to September 30, 2007. The increase of $364,435 was directly related to amounts paid for the drafting, design, and engineering of our Gasifier technology and preliminary units.

OTHER EXPENSES

During the nine months ended September 30, 2008, interest expense was $11,254, compared to $300 during period from inception to September 30, 2007, representing an increase of $10,954. The increase relates to the accrued interest on the $350,748 note payable to our majority stockholder. See Note 7 for further information on the related party note payable.

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS

We realized a net loss of $565,911 for the nine months ended September 30, 2008, compared to a net loss of $22,438 for the period from inception to September 30, 2007, an increase of $543,473. The increase in net loss is attributable to an increase of $138,053 in general and administrative expenses, including payroll for our President and consulting and professional expenses, an increase of $30,032 in amortization of our intangible assets, a increase of $364,435 in research and development expenses, and an increase of $10,954 in interest expense on a note payable to a related party.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2008, we had cash in the amount of $91, and a working capital deficit of $729,944, as compared to cash in the amount of $14,493 and a working capital deficit of $197,337 for the period ended December 31, 2007. In addition, our stockholders' deficit was $694,766 at September 30, 2008, compared to stockholders' deficit of $128,855 at December 31, 2007.

Our accumulated deficit increased from $176,850 at December 31, 2007 to $742,761 at September 30, 2008.

Our operations used net cash of $173,592 during the nine months ended September 30, 2008, compared to $20,671 during the period from inception to September 30, 2007, an increase of $152,921.

Our cash used for investing activities was $0 for the nine months ended September 30, 2008 and $20,000 for the period from inception to September 30, 2007. This increase in cash used for investing was directly related to payments made towards intangible assets during the period.

Our financing activities provided net cash of $159,190 during the nine months ended September 30, 2008, compared to net cash of $54,788 during the period from inception to September 30, 2007.

 (B) PLAN OF OPERATION

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS.

The Company intends to continue its fabrication of the Gasifier through the commercialization stage. Next the Company will start the engineering and drafting of the Oil Slurry Reactor followed by the fabrication. The Company also plans to continue the optimization process which allows for full demonstration and commercialization of the Gasification units it will produce.

(C) CASH REQUIREMENTS

The Company intends to meet its financial needs for operations through loans from its majority shareholder. There can be no assurances that the Company will be successful in raising additional capital via debt or equity funding, or that any such transactions, if consummated, will be on terms favorable to the Company. In the event that additional capital is not obtained from other sources, it may become necessary to alter development plans or otherwise abandon certain ventures.

(D) EXPECTED SIGNIFICANT CHANGES IN THE NUMBER OF EMPLOYEES

The Company does not expect any significant change in the number of employees over the next 12 months of operations. As noted previously, the Company currently coordinates all operations, using one employee and various consultants as necessary.

(E) MATERIAL COMMITMENTS FOR CAPITAL EXPENDITURES

The Company has made a material commitment for a future project with the University of Utah through Granite, the majority shareholder. As part of the agreement entered into by Granite, a Oil Slurry Reactor unit will be required to be built. Additional costs associated with engineering, drafting, and fabrication of the Reactor and Gassifier will be required from Petersen Corporation for both units. Costs for the unit will be determined at a later date closer to the production of the unit.

(F) INFLATION

The Company's results of operations have not been affected by inflation and management does not expect inflation to have a material impact on its operations in the future.

(G) CRITICAL ACCOUNTING POLICIES



The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonably under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions.

BUSINESS

BUSINESS OVERVIEW

The Company was incorporated in Nevada on June 12, 2007 for
the purpose of managing Granite's recently acquired alternative energy technologies and patents. The Company intends to develop and commercialize its patented technologies which are capable of producing large volumes of energy, (Syngas, Dimethyl Ether, Fuels) from garbage, sewage sludge and animal waste products.

GENERAL DISCUSSION OF OPERATIONS

From inception in June of 2007, the Company has had limited operations; we are a development stage company. The Company has a very limited operating history with comparatively limited assets and cash resources.

The Company currently has one full time employee, Morris K. Ebeling, Jr., President/Chairman, and contracts the services of consultants in the various areas of expertise as required. Of the two officers of the Company, Mr. Ebeling, Jr., President and Chairman, is the only officer who devotes 100% of his time to the day-to-day operations of the Company. Mr. Griffith, Chief Executive Officer and Chief Financial Officer of the Company, currently devotes no more than 10% of his time to the operations of the Company.

The way in which the business currently operates is as follows:

The Company's President, Morris K. Ebeling, Jr., currently manages the day-to-day operations of the Company. He is responsible for the negotiation of contracts, oversees the design, marketing and implementation of the products and processes, and manages licenses, patents, and other intangible assets of the Company. In addition, Mr. Ebeling, Jr. researches financing and investors for the Company and oversees research and development.

The Company's CEO and CFO, Jason F. Griffith, is responsible for implementing strategic goals and objectives of the Company. He is also in charge of managing the financial risks of the Company, financial planning, accounting records, SEC filings, reviewing financial data, reporting financial performance, preparing budgets, and monitoring expenditures and costs.

The amount of time devoted to the Company currently by employees is due to the limited operations and resources of the Company. However, the Company feels the time devoted to operations is enough to cover the current operational requirements.

The Company has associated itself with Petersen, Inc., Precision Engineering, Alan Neves, and Grover Rich Brockbank to help with the processes. Petersen, Inc. will provide all engineering, certification, fabrication, installation, optimization and procedures required to bring these new technologies to the marketplace. We also anticipate that Precision Engineering will write the software and develop the automated control process. Mr. Neves, our Chief Engineer, with the assistance of Mr. Brockbank, Chief Operations Engineer, will be responsible for the overall design development, distribution, and maintenance of the projects.

The Company's website address is http://www.greenstartenergy.com

DESCRIPTION OF PROPERTY

The corporate offices of the Company are located in Salt Lake City, Utah, at 307 West 200 South, Suite 3006, Salt Lake City, UT 84101. The Company utilizes this space at no cost, as these premises are leased by Granite., the majority shareholder of the Company. The Company does not expect this arrangement to be changed during the next 12 months.

LEGAL PROCEEDINGS

The Company is not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against the Company. To the knowledge of management, no director, executive officer or affiliate of the Company, any owner of record or beneficially of more than 5% of the Company's Common Stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

a) Market Information

The Company's Common Stock has not been traded on an open market and we are in the process of filing to acquire a stock symbol and price.

(b) Holders

Before the date that the Rescission Shares will be distributed by Granite, the number of holders of the Company's common shares was one.

DIVIDENDS

There are presently no material restrictions that limit the ability of the Company to pay dividends on Common Stock or that are likely to do so in the future. The Company has not paid any dividends with respect to its Common Stock, and does not intend to pay dividends in the foreseeable future.

SECURITIY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)Security Ownership of Certain Beneficial Owners

Title of   	Name and Address     	 Amount and Nature 	Percent of
Class    	of Beneficial Owner   	 of Beneficial Owner  	Class
(1)             (2)                   	 (3)           		(4)
--------	-------------------	 -------------------	----------
Common  	Granite Energy, Inc    	 Parent                 73.80%
        	307 W. 200 S., Ste 3006  3,321,137 shares
        	Salt Lake City, UT 84101




(b) Security Ownership of Management

The following table sets forth the share holdings of the Company's directors and executive officers as of September 30, 2008, with these computations based upon 4,500,000 shares of Common Stock being outstanding, and no options granted being exercised.

Title of    Name and Address            Amount and Nature       Percent of
Class       of Beneficial Owner         of Beneficial Owner     Class
(1)         (2)                         (3)                     (4)
--------    -------------------         -------------------     ----------
Common      Jason F. Griffith           CEO/CFO/Director        2.207%
            2580 Anthem Village Drive   99,333* shares
            Henderson, NV 89052
* all of these shares are indirectly owned

Common      Morris K. Ebeling           President/Chairman      0.049%
            307 W. 200 S., Ste 3006     2,222 shares
            Salt Lake City, UT 84101

Common      S. Matthew Schultz          Director                4.690%
            307 W. 200 S., Ste 3006     211,110* shares
            Salt Lake City, UT 84101


* of this amount, 199,999 shares are indirectly owned

Common Officers and Directors 312,665* shares 6.948% as a Group

* of these shares, 299,332 (6.652%) are indirectly owned

* Mr. Griffith, Mr. Ebeling, Jr., and Mr. Schultz have options to purchase a total of 900,000 shares of the Company's Common Stock at $0.46; any time before October 31, 2012.

* Mr. Griffith, and Mr. Schultz, have options to purchase a total of 1,000,000 shares of the Common Stock at $.50 at the time GreenStart's Common Stock is accepted for trading on the Over the Counter Bulletin Board, NASDAQ (Small cap), American Stock Exchange or other recognized stock exchange; anytime before October 31, 2012.

Management has no knowledge of the existence of any arrangements or pledges of the Company's securities which may result in a change in control of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

(a) Identification of Directors and Executive Officers.


(1)                     (1)     (2)             (3)
Name                    Age     Term*           Served
----                    -----   -----           ------
Jason F. Griffith       31      Annually        Elected Since 2007
CFO/CEO/Director

Morris K. Ebeling, Jr.  41      Annually        Elected Since 2007
President/Chairman

S. Matthew Schultz      39      Annually        Elected Since 2007
Director


*All directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

The following is a brief description of the business background of the directors and executive officers of the Company:

MORRIS K. EBELING, JR. - PRESIDENT/CHAIRMAN OF THE BOARD

Mr. Ebeling, Jr. joined Granite in March of 2007 to head the Company's Energy Division. Prior to joining Granite, Mr. Ebeling, Jr. was involved in the development and financing of various mining and energy projects. Mit's corporation owns the office building which provides N-Tek office and warehouse space, and funded the fabrication of the first N-Tek Gasifier that proved this magnificent technology to be successful and viable. He helped create and fund a company that developed Power Factor Correction units to help manufacturing facilities save energy and money. Mit was also successful in securing the financing for the purchase and subsequent sale of the famous U.S Grant Gold mine and Milling facility in Virginia City, Montana. Mr. Ebeling, Jr. received his education at the University of Utah, and has a BS Degree in Economics, and a minor in Business Management.

JASON F. GRIFFITH - CEO/CFO/DIRECTOR

Since the Company's evolution in June 2007, Mr. Griffith has served as its Chief Executive Officer, Chief Financial Officer as well as a member of the Board of Directors. Mr. Griffith currently serves as the Chief Financial Officer and on the Board of Directors of Granite and his experience includes having served as a chief financial officer for five other publicly traded companies. Mr. Griffith has additional experience in public accounting, which includes being the managing partner of a CPA firm in Henderson, Nevada since June 2002, as well as being the accounting manager for another accounting firm in Henderson, Nevada from August 2001 through June 2002. Mr. Griffith was previously associated with Arthur Andersen in Memphis, Tennessee from December 1998 until his move to Nevada in 2001. Prior to joining Arthur
Andersen, Mr. Griffith was pursuing and completed his undergraduate and masters degree in accounting from Rhodes College in Memphis, Tennessee. He is a licensed certified public accountant in Nevada, Tennessee, and Georgia. Mr. Griffith is a member of the American Institute of Certified Public Accountants, the Association of Certified Fraud Examiners and the Institute of Management Accountants, along with being a member of the Nevada and Tennessee State Societies of CPAs.

S. MATTHEW SCHULTZ - DIRECTOR

Mr. Schultz, a founder of Granite, has served on Granite 's Board of Directors since the Company's December 2005 transformation into an oil and gas company and has served as its chief executive officer since August 2006. From April of 2003 to the present, Mr. Schultz has been president of Wexford Capital Ventures, Inc., a Utah-based strategic financial consulting firm. Wexford Capital provides boutique investment banking services for micro-cap and small-cap companies and has been instrumental in assisting several companies in initial public offerings and strategic planning. Mr. Schultz has been instrumental in developing investor awareness and participation for numerous publicly traded companies, and assisted in private placement offerings in both the United States and abroad. From 1999 to 2003, Mr. Schultz was the chairman of Pali Financial Group, Inc., an investment banking firm specializing in small cap securities. He also served as the vice-president of the Utah Consumer
Lending Association during 1998-1999. Mr. Schultz studied finance and management at the University of Wyoming and Weber University.

BOARD OF DIRECTORS; ELECTION OF OFFICERS

All directors hold their office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Any vacancy occurring in the board of directors may be filled by the shareholders, the board of directors, or if the directors remaining in the office constitute less than a quorum of the board of directors, they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office. Any directorship filled by reason of an increase in the number of directors shall expire at the next shareholders' meeting in which directors are elected, unless the vacancy is filled by the shareholders, in which case the terms shall expiree on the later of (i) the next meeting of the shareholders or (ii) the term designated for the director at the time of creation of the position being filled.

DIRECTOR INDEPENDENCE

Our stock is not quoted on any stock exchange or on the NASDAQ market system. As such, we are not subject to any director independence requirements. We have no independent directors at this time.

BOARD COMMITTEES

In light of our small size and our early development stage, and the fact that we have only three director, our board has not yet designated a nominating committee, an audit committee, a compensation committee, or committees performing similar functions. The board intends to designate one or more such committees when practicable.

Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by Sarbanes-Oxley and any applicable national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-B, as promulgated by the SEC. Additionally, our board of directors is expected to appoint an audit committee, nominating committee and compensation committee and to adopt charters relative to each such committee. Until further determination by the board of directors, the full board of directors will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an "audit committee financial expert" since we currently do not have an audit committee in place.

CODE OF ETHICS

The Company has not adopted a Code of Ethics for its principal executive and financial officers. Due to the Company's limited operations the Company's Board of Directors does not believe a code of ethics is necessary at this time. The Company's Board of Directors will revisit this issue in the future to determine if adoption of a code of ethics is appropriate. In the meantime, the Company's management intends to promote honest and ethical conduct, full and fair disclosures in its reports with the SEC, and compliance with the applicable governmental laws and regulations.

EXECUTIVE COMPENSATION

CASH COMPENSATION.

The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the periods indicated to its directors and executive officers:


                          SUMMARY COMPENSATION TABLE

Name & Position         Fiscal Year Salary Bonus Other Compensation
---------------         ----------- ------ ----- -----------------
Morris K. Ebeling, Jr.  2007        30,000   -0-        -0-
President/Chairman

Jason F. Griffith       2007           -0-   -0-        -0-
CEO/CFO/Director

S. Matthew Schultz      2007           -0-   -0-        -0-
Director


Mr. Ebeling, Jr. and Mr. Griffith each have Executive Compensation Agreements in effect with the Company, approved by the Board of Directors. These Agreements are for the basic salary of $60,000 per annum for Mr. Ebeling, Jr., $24,000 per annum for Mr. Griffith. Benefits include medical and dental coverage for Mr. Ebeling, Jr. and Mr. Griffith and their families; disability coverage; vacation; automobile or allowance for automobile; and a death benefit. These employment contracts may be terminated for cause, and they provide for payments to the executive in the event there is a change of control of the Company which adversely affects their employment. Mr. Ebeling, Jr. and Mr. Griffith have agreed to waive all or partial benefits from their
compensation   agreements   until   the   Company's   revenue   supports  these
expenditures.

Mr. Schultz has a consulting agreement that provides for the amount of $2,000 per month for consulting services. See Note 7 for related party disclosures.

Mr. Ebeling, Jr., Mr. Griffith, and Mr. Schultz are also entitled to participate in the Company's Key Employee Stock Option Plan which has been authorized by the Board of Directors and implemented as of November 1, 2007. As of the quarter ended March 31, 2008, the Company had not issued various stock options and warrants to employees and others other than those stated below.

The following table sets forth the options granted in 2007 to each of the directors and executive officers:

          OPTION/SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS):

                                                Percent of
                                Number of       total
                                Underlying      Options/SARS    Exercise or
                                Options/SARS    granted to      base price      Expiration
Name                            Granted         employees       ($/share)       Date
----                            ------------    ------------    -----------     ----------

Morris K. Ebeling, Jr.          300,000         14.3            $0.46           10/31/2012

Jason F. Griffith               300,000         14.3            $0.46           10/31/2012

S. Matthew Schultz              300,000         14.3            $0.46           10/31/2012



There were no options exercised by the directors and executive officers during the fiscal year ended December 31, 2007 or period ended September 30, 2008.

There were options issued to officers in November of 2007. Compensation cost for options granted was calculated under the fair value method in accordance with SFAS No. 123R. Total stock-based compensation cost was $-0- for the period ended September 30, 2007. The options expire in October 2012 and are exercisable at $0.46 per share.

See Note 6 in the notes to the financial statements for a schedule of activity relating to the Company's stock options and warrants.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under applicable provisions of the Nevada Revised Statutes, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Nevada law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to our Company and our stockholders. This provision in the articles of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by applicable Nevada law, or any other applicable law. Our bylaws further provide that we may modify the extent of such indemnification by individual contracts with its directors and officers.

We shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding; provided, however, that if the applicable Nevada law requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director and officers (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under the bylaws or otherwise.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Nevada law, and that may provide additional procedural protection. We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has issued a note payable to its majority shareholder (Granite), totaling $191,558 and $350,748 (unaudited), respectively, as of December 31, 2007 and September 30, 2008. This obligation is due on demand and accrues interest at 6% annually. The accrued interest on this loan totaled $1,772 and $13,025 (unaudited), respectively, at December 31, 2007 and September 30, 2008. The amounts are considered short term due to the demand status of the note.

Effective October 1, 2007, the Company entered into a consulting agreement with a firm controlled by the Company's Chief Executive Officer for a fee of $3,500 per month. The consulting firm has been engaged to assist in organizing and completing the process of filing a registration statement and other filings with the Securities and Exchange Commission. The Company owed the firm $10,500 and $42,000 (unaudited), respectively, as of December 31, 2007 and September 30, 2008, which are included as part of Accounts payable - related party in the accompanying financial statements.

As of December 31, 2007 and September 30, 2008, the Company owed two directors a total of $8,000 and $44,000 (unaudited), respectively, for services provided since inception. The obligations are included in the accompanying financial statements as Accrued expenses - related parties.

Other Material Transactions. With the exception of the above mentioned transactions, there have been no material transactions, series of similar transactions or currently proposed transactions to which the Company or any officer, director, their immediate families or other beneficial owner is a party or has a material interest in which the amount exceeds $50,000.

PLAN OF DISTRIBUTION

Granite, one of our shareholders, has determined to distribute the 1,016,704 common shares of the Company it owns to its 376 shareholders of record on the Rescission Offer record date. Such distribution is the subject of this Prospectus. Such distribution will be effected as soon as possible subsequent to the effective date of this Prospectus and compliance with applicable state corporate and securities laws. Each Granite stock holder will receive a distribution of one share of the Company for each 45 shares of Granite Common Stock held by such holder. All fractional shares will be rounded up to the next whole number of our shares.

We will not receive any proceeds from the Rescission Offer. We will pay all expenses of registration incurred in connection with this offering, but the holders will pay all of the selling commissions, brokerage fees and related expenses with respect to their ultimate disposition of their Company shares.

The holders and any broker-dealers or agents that participate with the holders in the distribution of any of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have agreed to pay all fees and expenses incident to the registration of the shares being offered under this Prospectus (estimated to be $32,001). However each selling stockholder is responsible for paying any discounts, commissions and similar selling expenses they incur.

DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL STOCK.

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock with a par value of $.001.

Common Stock. The holders of the Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of the shareholders. Shares of Common Stock do not carry cumulative voting rights, and therefore a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors, and if they do so, minority stockholders would not be able to elect any persons to the Board of Directors. The Company's By-laws provide that a majority of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meeting except with respect to certain matters for which a greater percentage quorum is required by statute or the Company's Articles of Incorporation or By-laws.

Shareholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights.

There are no provisions in the By-laws or Articles of Incorporation of the Company which would delay, defer or prevent a change in control of the Company.

The stock transfer agent is InterWest Transfer Company, Inc., located at 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, UT 84117. Their telephone and fax numbers are respectively
(801)272-9294 and (801)277- 3147.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

LEGAL MATTERS

Our legal counsel, Harold L. Reiser, located at 111 E. Broadway 11th Floor, Salt Lake City, UT 84111, is passing on the validity of the issuance of the Common Stock which is the subject of this Prospectus.

EXPERTS

Our financial statements as of and for the period ended December 31, 2007 and from inception (June 12, 2007) to December 31, 2007, included in this Prospectus, have been audited by Cordovano and Honeck, LLP, Chartered, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

THE COMPANY HAS BEEN ADVISED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION THAT IT IS REQUIRED TO OFFER RESCISSION TO SHAREHOLDERS OF DIVIDEND SHARES. ACCORDINGLY, THE ATTACHED RESCISSION ELECTION FORM MUST BE COMPLETED BY YOU AND RETURN TO THE COMPANY NO LATER THAN 5:00 P.M., PACIFIC STANDARD TIME, ON THE TENTH DAY AFTER THE RESCISSION OFFER RECORD DATE (THE DISTRIBUTION DATE").

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission this Form 10-SB registration statement, including exhibits, under the Securities Act. You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at SEC's Public Reference Room located 450 Fifth Street, N.W., Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the Commission. You may call the Commission at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the website maintained by the Commission at http://www.sec.gov.

We intend to furnish our stockholders with annual reports which will be filed electronically with the SEC containing consolidated financial statements audited by our independent auditors, and to make available to our stockholders quarterly reports for the first three quarters of each year containing unaudited interim consolidated financial statements.

FINANCIAL STATEMENTS

Financial Statements for periods ended September 30, 2008 and December 31, 2007 and since inception June 12, 2007 through September 30, 2008:


                                GREENSTART INC.
                       (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEETS



                                                               September 30,    December 31,
                                                                   2008             2007
                                                                (Unaudited)	 (Audited)
                                                                -----------     -----------
                        ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                  	$        91	$    14,493
                                                                -----------     -----------
TOTAL CURRENT ASSETS                                                     91	     14,493

INTANGIBLE ASSETS

   License rights, net of accumulated
     amortization of $53,628 (unaudited)
     and $20,325, respectively                                       35,179	     68,482
                                                                -----------     -----------
TOTAL ASSETS                                                  	$    35,270	$    82,975
								===========	===========

         LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                                           	$   279,012	$         -
   Accounts payable - related party                                  43,250	     10,500
   Accrued expenses - related party                                  44,000	      8,000
   Accrued interest - related party                                  13,025	      1,772
   Note payable - related party                                     350,748	    191,558
                                                                -----------     -----------
TOTAL CURRENT LIABILITIES                                           730,036	    211,830
                                                                -----------     -----------
STOCKHOLDERS' DEFICIT

   Common stock; $0.001 par value;
     100,000,000 shares authorized;
     4,500,000 shares issued and
     outstanding at 12/31/2007 and
     9/30/2008 (unaudited).                                           4,500	      4,500
   Additional paid-in capital                                        43,495	     43,495
   Deficit accumulated during development stage                    (742,761)	   (176,850)
                                                                -----------     -----------
TOTAL STOCKHOLDERS' DEFICIT                                        (694,766)	   (128,855)
                                                                -----------     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                   	$    35,270	$    82,975
								===========	===========

            The accompanying notes are an integral part of these financial statements

                                             F-1


	                                                  GREENSTART INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                     STATEMENTS OF OPERATIONS


                               THREE               THREE             NINE           JUNE 12, 2007       JUNE 12, 2007
                           MONTHS ENDED        MONTHS ENDED      MONTHS ENDED       (INCEPTION) TO     (INCEPTION) TO
                           SEPTEMBER 30,       SEPTEMBER 30,    SEPTEMBER 30,       SEPTEMBER 30,       SEPTEMBER 30,
                               2008                2007              2008                2007               2008
                            (UNAUDITED)         (UNAUDITED)      (UNAUDITED)         (UNAUDITED)         (UNAUDITED)
                           ------------        ------------     -------------       --------------      ------------
OPERATING EXPENSES
   General and             $     43,017        $     18,667           156,920       $       18,867      $    311,673
   administrative
   Amortization                  11,101               2,088            33,303                3,271            53,628
   Research &                         0                   0           364,435                    0           364,435
   Development
                           ------------        ------------     -------------       --------------      ------------
TOTAL OPERATING
EXPENSES                   $     54,118        $     20,755           554,657       $       22,138      $    729,736
                           ------------        ------------     -------------       --------------      ------------
LOSS FROM OPERATIONS       $    (54,118)       $    (20,755)         (554,657)      $      (22,138)     $   (729,736)
                           ------------        ------------     -------------       --------------      ------------
OTHER EXPENSES:
   Interest expense              (4,963)               (300)          (11,254)                (300)          (13,025)
                           ------------        ------------     -------------       --------------      ------------
TOTAL OTHER EXPENSE        $     (4,963)       $       (300)          (11,254)      $         (300)     $    (13,025)
                           ------------        ------------     -------------       --------------      ------------
LOSS BEFORE PROVISION
FOR INCOME TAXES                (59,081)            (21,055)         (565,911)             (22,438)         (742,761)

PROVISION FOR INCOME
TAXES                                                                       -
                           ------------        ------------     -------------       --------------      ------------
NET LOSS                   $    (59,081)       $    (21,055)         (565,911)      $      (22,438)     $   (742,761)
                           ============        ============     =============       ==============      ============
NET LOSS PER SHARE -
BASIC AND DILUTED          $      (0.01)       $     (0.005)            (0.13)      $        (0.00)     $      (0.17)
                           ============        ============     =============       ==============      ============
WEIGHTED AVERAGE COMMON
EQUIVALENT
   SHARES OUTSTANDING
   - BASIC AND DILUTED        4,500,000           4,500,000         4,500,000            4,500,000         4,500,000
                           ============        ============     =============       ==============      ============


                             The accompanying notes are an integral part of these financial statements
                                                                F-2


                                                         GREENSTART INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                           STATEMENT OF CHANGES IN STOCKHOLDERS DEFICIT
                                      JUNE 12, 2007 (INCEPTION) THROUGH SEPTEMBER 30, 2008
							   (UNAUDITED)


                                                                                           DEFICIT
                                                                                         ACCUMULATED
                                                                     ADDITIONAL            DURING
                                             COMMON STOCK              PAID-IN           DEVELOPMENT
                                       SHARES        PAR VALUE         CAPITAL               STAGE               TOTAL
                                       ---------     ---------       ----------         -------------          ---------

Balance, June 12, 2007 (inception)     4,500,000     $   4,500       $   (4,500)        $           -          $       -
Transfer of intangible assets from
  Granite Energy, Inc. to
    GreenStart, Inc.                           -             -           47,995                     -             47,995
Net loss
                                               -             -                -              (176,850)          (176,850)

BALANCE, DECEMBER 31, 2007             4,500,000         4,500           43,495              (176,850)          (128,855)

Net loss (unaudited)                                                                         (565,911)          (565,911)

BALANCE, SEPTEMBER 30, 2008            4,500,000         4,500           43,495              (742,761)          (694,766)
(UNAUDITED)                            =========     =========       ==========         =============          =========

                            The accompanying notes are an integral part of these financial statements
                                                               F-3




                                                          GREENSTART INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                      STATEMENTS OF CASH FLOWS

                                                           NINE                 JUNE 12, 2007            JUNE 12, 2007
                                                       MONTHS ENDED             (INCEPTION) TO           (INCEPTION) TO
                                                       SEPTEMBER 30,             SEPTEMBER 30,            SEPTEMBER 30,
                                                           2008                      2007                     2008
                                                        (UNAUDITED)              (UNAUDITED)              (UNAUDITED)
                                                       ------------             -------------            -------------
CASH FLOW FROM OPERATING ACTIVITIES:
   Net loss                                            $   (565,911)            $     (22,438)           $    (742,761)

   Adjustment to reconcile net loss to net cash
           used in operating activities:
           Amortization                                      33,303                     3,271                   53,628
   Changes in operating liabilities:                                                                                 -
   Increase (decrease) in:                                                                                           -
           Accounts payable                                 279,012                         -                  279,012
           Accounts payable - related party                  32,750                       120                   43,250
           Accrued expenses - related party                  36,000                         -                   44,000
           Accrued interest - related party                  11,254                       300                   13,026
                                                       ------------             -------------            -------------
Net cash used in operating activities                  $   (173,592)            $     (20,671)           $    (309,845)
                                                       ------------             -------------            -------------
CASH FLOW FROM INVESTING ACTIVITIES:
   Payments for license rights                                    -                   (20,000)                 (40,812)
                                                       ------------             -------------            -------------
Net cash used in investing activities                  $          -             $     (20,000)           $     (40,812)
                                                       ------------             -------------            -------------
CASH FLOW FROM FINANCING ACTIVITIES:
   Proceeds from issuance of notes payable -                159,190                    54,788                  350,748
   related parties
                                                       ------------             -------------            -------------
Net cash provided by financing activities              $    159,190             $      54,788            $     350,748
                                                       ------------             -------------            -------------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                    $    (14,402)            $      14,117            $          91

CASH AND CASH EQUIVALENTS, Beginning of period         $     14,493             $           -            $           -
                                                       ------------             -------------            -------------
CASH AND CASH EQUIVALENTS, End of period               $         91             $      14,117            $          91
                                                       ============             =============            =============

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for:
           Interest                                    $          -             $           -            $           -
                                                       ============             =============            =============
           Income taxes                                $          -             $           -            $           -
                                                       ============             =============            =============

                                                                            -
                             The accompanying notes are an integral part of these financial statements
                                                                F-4

                               GREENSTART, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

GreenStart, Inc. (the "Company") was incorporated on June 12, 2007 in the State of Nevada. The Company is in the alternative energy business and was formed for the purpose of managing certain intangible assets acquired by Granite Energy, Inc. ("Granite"), the Company's majority shareholder (see Note 5). Granite acquired alternative energy technologies and patents in early 2007 and has provided the Company with a license to utilize the rights to that intellectual property. GreenStart's initial development strategy has been to acquire the technologies and resources needed to create and market a new alternative energy source.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred recurring losses, has used significant cash in support of its operating activities and, based upon current operating levels, requires additional capital or significant reconfiguration of its operations to sustain its operations for the foreseeable future. These factors, among others, may indicate that the Company will be unable to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet obligations on a timely basis and ultimately to attain profitability. The Company has obtained working capital through equity offerings and management plans to obtain additional funding through equity or debt financings in the future. The Company's majority shareholder (Granite) has also funded the Company's operations with working capital advances; however, no directors, officers or shareholders have committed to fund the Company's operations or to make loans or other financing arrangements available to the Company. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DEVELOPMENT STAGE COMPANY

The accompanying financial statements have been prepared in accordance with the Statement of Financial Accounting Standards No. 7 "Accounting and Reporting by Development-Stage Enterprises". A development-stage enterprise is one in which planned principle operations have not commenced or if its operations have commenced, there has been no significant revenue there from. Development-stage companies report cumulative costs from the enterprises inception.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed in the period incurred in accordance with Statement of Financial Accounting Standards No. 2 "Accounting for Research and Development Costs".

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of highly liquid investments with maturities of three months or less when purchased.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTANGIBLE ASSETS

The Company follows Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets" to determine the method of amortization of its intangible assets. The Company amortizes its intangible assets using the straight-line method over an estimated useful life of 2 years (see Note 3).

EARNINGS PER SHARE

SFAS 128, Earnings per Share, requires presentation of "basic" and "diluted" earnings per share on the face of the statements of operations for all entities with complex capital structures. Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted during the period. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation. At December 31, 2007 and September 30, 2008 (unaudited), the Company has options outstanding that could be exercised representing a total of 1,000,000 additional shares. All have been excluded from the weighted average share calculation because they would be anti-dilutive.

INCOME TAXES

The Company maintained a full valuation allowance on its net deferred tax assets as of December 31 2007. The valuation allowance was determined in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, ("SFAS No. 109"), which requires an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable; such assessment is required on a jurisdiction by jurisdiction basis. Expected future losses represented sufficient negative evidence under SFAS No. 109 and accordingly, a full valuation allowance was recorded against deferred tax assets. The Company intends to maintain a full valuation allowance on the deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance. Deferred income tax liabilities and assets are determined based on the differences between the financial statement and income tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123R, Share-Based Payment ("SFAS No. 123R"). SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and its related implementation guidance.

The Company has adopted SFAS No. 123R, which requires the measurement and recognition of compensation expense for all stock-based payment awards made to employees and directors. Under the fair value recognition provisions of SFAS No. 123R, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period.

Determining the fair value of stock-based awards at the grant date requires considerable judgment, including estimating the expected future volatility of our stock price, estimating the expected length of term of granted options and selecting the appropriate risk-free rate. There is no established trading market for our stock.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments," which amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation and establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets," which amends SFAS No. 140. SFAS No. 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as, to simplify efforts to obtain hedge-like accounting. SFAS No. 156 permits a service using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute or fair value.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements" ("SFAS 157), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for fiscal years beginning after November 15, 2007 (January 1, 2008 for the Company).

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109 ("FIN 48"), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN 48, the benefit of a tax position may be recognized only if it is more likely than not that the tax position will be sustained, based on the technical merits of the position, by a taxing authority having full knowledge of all relevant information. We do not expect FIN 48 to have a material impact on our financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No.

115 ("SFAS 159") which permits entities to choose to measure eligible items at fair value at specified election dates. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings at each subsequent reporting date.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. The statement is effective for annual periods beginning after December 15, 2008.

In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, Effective Date of FASB Statement No. 157, which provides a one-year deferral of the effective date of SFAS 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company is currently evaluating the impact of adopting SFAS 157 with respect to non-financial assets and non-financial liabilities, essentially goodwill and identifiable intangible assets, but does not believe the adoption will have a significant impact on the Company's consolidated financial statements. The provisions of SFAS 157 will be applied to non-financial assets and non-financial liabilities beginning March 1, 2009.

In April 2008, the FASB issued FSP 142-3, Determination of the Useful Life of Intangible Assets (FSP 142-3). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets . FSP 142-3 is effective for fiscal years beginning after December 15, 2008 (our fiscal 2010) and early adoption is prohibited. We are currently evaluating the impact FSP 142-3 will have on the useful lives of our intangible assets but do not expect it to have a material impact on our financial statements.

NOTE 3 - INTANGIBLE ASSETS

The   Company   currently   has   License    Rights   to   patents   from   the
University  of   Utah  for
technology that will be used with its gasification processes. In addition, certain intellectual property was acquired in a purchase of intangible assets of N-Tek by Granite Energy, a majority shareholder, and transferred to the Company. The Company amortizes the intangibles using the straight-line method over a useful life of 2 years. The historical cost of the intangible assets was $88,807. Accumulated amortization totaled $20,325 and $53,628 (unaudited) for the period ended December 31, 2007 and the nine months ended September 30, 2008, respectively.

NOTE 4 - INCOME TAXES

The Company records its income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The Company incurred net operating losses during all periods presented resulting in a deferred tax asset, which was fully allowed for in a valuation allowance. As a result, the net benefit and expense resulted in no income taxes.

NOTE 5 - STOCKHOLDERS' DEFICIT

On July 1, 2007, Granite owned all 4,500,000 shares of the Company's common stock. On October 15, 2007, a dividend of 1,178,863 shares of the Company's stock was distributed by Granite to its shareholders at a ratio of 1 share of GreenStart common stock for every 45 shares of Granite Energy, Inc. stock owned. Following the dividend, Granite held 73.8% of the Company's issued and outstanding common stock as of December 31, 2007.

During the period ended June 30, 2008, Granite Energy cancelled 162,159 shares of GreenStart common stock that were issued to shareholders under dispute at the time of the dividend. The dispute has been settled and it was determined that the shareholders were not entitled to receive the GreenStart dividend shares as of the record date. These shares had never been held by the named shareholders and were transferred back to Granite's ownership in the Company. Additionally, it was discovered during the period that two shareholders had not received the proper dividends even though they were shareholders as of the record date. Currently, a total of 66,966 shares have been set aside from those held by Granite to be distributed to those shareholders. As of September 30, 2008, Granite Energy, Inc. owns 3,486,356 shares or 77.47% of GreenStart's outstanding common stock.

As of December 31, 2007 and September 30, 2008 (unaudited), 4,500,000 shares were issued and outstanding.

NOTE 6 - STOCK OPTIONS

On November 1, 2007 the Company's Board of Directors approved the Qualified Equity Incentive Stock Plan. The Qualified Equity Incentive Stock Plan ("Plan") is intended to afford an incentive to the Company's key managerial employees to acquire a proprietary interest in the Company and to enable the Company to attract and retain such key employees. The plan provides for 1,000,000 shares of $0.001 par value common stock. On November 1, 2007, the Board granted four of the Company's officer's options to acquire a total of 1,000,000 shares of the Company's common stock. The options expire in October 2012 and are exercisable at a price or $0.46 per share.

A summary of changes in the number of stock options outstanding for the period ended December 31, 2007 and the three months ended September 30, 2008 are as follows:

                                                                         WEIGHTED    WEIGHTED
                                                                         AVERAGE
                                                                         EXERCISE    AVERAGE
                                                                          PRICE     REMAINING     AGGREGATE
                                                             NUMBER OF     PER      CONTRACTUAL   INTRINSIC
                                                             SHARES       SHARE     LIFE         VALUE
                                                             ---------   --------   ----------    ---------
OUTSTANDING AT JUNE 12, 2007                                         -   $      -                       N/A
(INCEPTION)                                                  1,000,000   $   0.46   5.00 years    $       -

Exercised                                                            -          -          N/A            -
Cancelled/Expired                                                    -          -          N/A            -
                                                             ---------   --------   ----------    ---------
OUTSTANDING AT DECEMBER 31, 2007                             1,000,000   $   0.46   4.83 YEARS    $       -
                                                             =========   ========   ==========    =========

Granted                                                              -          -          N/A            -
Exercised                                                            -          -          N/A            -
Cancelled/Expired                                                    -          -          N/A            -
                                                             ---------   --------   ----------    ---------
OUTSTANDING AT September 30, 2008 (UNAUDITED)                1,000,000   $   0.46   4.08 YEARS    $       -
                                                             =========   ========   ==========    =========

                                                             =========   ========   ==========    =========
EXERCISABLE AT DECEMBER 31, 2007                             1,000,000   $   0.46   4.83 YEARS    $       -
                                                             =========   ========   ==========    =========
EXERCISABLE AT September 30, 2008 (UNAUDITED)                1,000,000   $   0.46   4.08 YEARS    $       -
                                                             =========   ========   ==========    =========



The weighted average grant date fair value of options granted during the period ended December 31, 2007 was $-0-. The total intrinsic value of options exercised during the period ended December 31, 2007 was $-0-.

Outstanding options at December 31, 2007 had a weighted average remaining contractual life of 4.83 years with an aggregate intrinsic value of $-0-. Exercisable options at December 31, 2007 also had a weighted average remaining contractual life of 4.83 years with an aggregate intrinsic value of $-0-.

Outstanding options at September 30, 2008 had a weighted average remaining contractual life of 4.08 years with an aggregate intrinsic value of $-0- (unaudited). Exercisable options at September 30, 2008 also had a weighted average remaining contractual life of 4.08 years with an aggregate intrinsic value of $-0- (unaudited).

The Black-Scholes option-pricing model was used in determining the fair value of each option grant. Assumptions used in the Black-Scholes model are presented below:


Risk-free interest rate                 3.45%
Dividend yield                          0.00%
Volatility factor                      1.000%
Weighted average expected life     4.08 years



On November 1, 2007, the Board also approved the issuance of an additional 1,100,000 options to three of the Company's officers. The options are to be granted once the Company's common stock is accepted for trading on Over-the-Counter Bulletin Board (OTCBB), NASDAQ (Small Cap), American Stock Exchange or other recognized stock exchange.

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company has issued a note payable to its majority shareholder (Granite), totaling $191,558 and $350,748 (unaudited), respectively, as of December 31, 2007 and September 30, 2008. This obligation is due on demand and accrues interest at 6% annually. The accrued interest on this loan totaled $1,772 and $13,025 (unaudited), respectively, at December 31, 2007 and September 30, 2008. The amounts are considered short term due to the demand status of the note.

Effective October 1, 2007, the Company entered into a consulting agreement with a firm controlled by the Company's Chief Executive Officer for a fee of $3,500 per month. The consulting firm has been engaged to assist in organizing and completing the process of filing a registration statement and other filings with the Securities and Exchange Commission. The Company owed the firm $10,500 and $42,000 (unaudited), respectively, as of December 31, 2007 and September 30, 2008, which are included as part of Accounts payable - related party in the accompanying financial statements.

As of December 31, 2007 and September 30, 2008, the Company owed two directors a total of $8,000 and $44,000 (unaudited), respectively, for services provided since inception. The obligations are included in the accompanying financial statements as Accrued expenses - related parties.

NOTE 8 - CHANGE IN BOARD OF DIRECTORS

On March 31, 2008 Bruce Lybbert resigned as Director for the Company. Mr. Lybbert's resignation did not involve any disagreement with the Company, its officers or directors. The Board of Directors has no immediate plans to fill the Director position in the near future.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission this Form 10-SB registration statement, including exhibits, under the Securities Act. You may read and copy all or any portion of the registration statement or any reports, statements or other information in the files at SEC's Public Reference Room located 450 Fifth Street, N.W., Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the Commission. You may call the Commission at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, will also be available to you on the website maintained by the Commission at http://www.sec.gov.

We intend to furnish our stockholders with annual reports which will be filed electronically with the SEC containing consolidated financial statements audited by our independent auditors, and to make available to our stockholders quarterly reports for the first three quarters of each year containing unaudited interim consolidated financial statements.

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under applicable provisions of the Nevada Revised Statutes, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our articles of incorporation provide that, pursuant to Nevada law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to our Company and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by applicable Nevada law, or any other applicable law. Our bylaws further provide that we may modify the extent of such indemnification by individual contracts with its directors and officers.

We shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding; provided, however, that if applicable Nevada law requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director and officers (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under the bylaws or otherwise.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Nevada law, and that may provide additional procedural protection. We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Company has not issued securities for either cash or services.

ITEM 16: INDEX TO EXHIBITS

EXHIBIT 3. ARTICLES OF INCORPORATION AND BYLAWS.


3.1 Articles of Incorporation* (Incorporated by reference to Exhibit 3.1 of Form 10-12G filed with the Commission on May 2, 2008)

3.2 Bylaws* (Incorporated by reference to Exhibit 3.2 of Form 10-12G filed with the Commission on May 2, 2008)

EXHIBIT 10. MATERIAL CONTRACTS

10.1 Reserved

10.2 Executive Compensation Agreement (Morris K. Ebeling) (Incorporated by reference to Exhibit 10.2 of Form 10-12G filed with the Commission on May 2, 2008)

10.3 Executive Compensation Agreement (Jason F. Griffith) (Incorporated by reference to Exhibit 10.3 of Form 10-12G filed with the Commission on May 2, 2008)

10.4 Executive Stock Option Agreement (Morris K. Ebeling) (Incorporated by reference to Exhibit 10.4 of Form 10-12G filed with the Commission on May 2, 2008)

10.5 Executive Stock Option Agreements (Jason F. Griffith) (Incorporated by reference to Exhibit 10.5 of Form 10-12G filed with the Commission on May 2, 2008)

10.6 Executive Stock Option Agreements (S. Matthew Schultz) (Incorporated by reference to Exhibit 10.6 of Form 10-12G filed with the Commission on May 2, 2008)

10.7 Executive   Stock  Option  Agreements  (Bruce  Lybbert)  (Incorporated  by
     reference to Exhibit 10.7 of Form 10-12G filed with the Commission on May 2, 2008)

EXHIBIT 99. ADDITIONAL EXHIBITS

a.1 Rescission Election Form & Instructions
a.2 Form of Letter to Rescission Offer Recipients


ITEM 17.  UNDERTAKINGS

   The undersigned registrant hereby undertakes:

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ({section} 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) of a registration statement relating to an offering,
other than  registration  statements  relying  on  Rule  430B  or  other   than
prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Henderson on the 13th day of November, 2008.

                               GREENSTART, INC.



By: /s/ Jason F. Griffith      By: /s/ Morris K. Ebeling, Jr.
    ---------------------          --------------------------
    Jason F. Griffith              Morris K. Ebeling, Jr.
    Chief Executive Officer and    President and
    Chief Financial Officer        Chairman of the Board


By: /s/ S. Matthew Schultz
    ----------------------
    S. Matthew Schultz
    Director




In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.


By: /s/ Jason F. Griffith      By: /s/ Morris K. Ebeling, Jr.
    ---------------------          --------------------------
    Jason F. Griffith              Morris K. Ebeling, Jr.
    Chief Executive Officer and    President and
    Chief Financial Officer        Chairman of the Board


By: /s/ S. Matthew Schultz
    ----------------------
    S. Matthew Schultz
    Director